Exhibit 10.32

EXTENSION AGREEMENT

This is an agreement dated as of August 26, 2003 between Lennar Corporation (“Lennar”), a Delaware corporation, and LNR Property Corporation (“LNR”), a Delaware corporation, formerly named LPC, Inc., extending the provisions of Paragraphs 4.1 and 4.2 of the Separation and Distribution Agreement (the “Separation Agreement”) dated June 10, 1997 between Lennar and LNR, as amended on October 31, 1997.

The agreement between Lennar and LNR is as follows:

1. Lennar agrees to be bound by Paragraph 4.1 of the Separation Agreement until November 30, 2005.

2. LNR agrees to be bound by Paragraph 4.2 of the Separation Agreement until November 30, 2005.

3. Lennar and LNR each agrees that no violation of Paragraph 4.1 or Paragraph 4.2 of the Separation Agreement that has occurred between December 1, 2002 and the date of this Agreement will give rise to any claim by either of them against the other of them.

4. Paragraphs 4.3 through 4.5 and 12.6 through 12.10 of the Separation Agreement apply to this Agreement to the same extent as though they were set forth in this Agreement. For purposes of this Agreement, the term “Lennar Land Partners” in Paragraph 4.1, 4.2 or 4.3 of the Separation Agreement will be deemed to refer to “Lennar Land Partners or any other partnership or other entity in which both Lennar and LNR, directly or through subsidiaries, own equity interests.”

5. This document contains the entire agreement between Lennar and LNR relating to the obligations that are the subject of this Agreement, and all prior negotiations, understandings and agreements between Lennar and LNR regarding those obligations are superceded by this Agreement.

6. This Agreement may be executed in two or more counterparts, some of which may bear the signatures of only some of the parties or may bear facsimile copies of the signatures of some of the parties. Each of those counterparts will be deemed an original copy of this Agreement, but all of them together will be one and the same agreement.

IN WITNESS WHEREOF, Lennar and LNR have executed this Agreement, intending to be legally bound by it, on the day shown above.

LENNAR CORPORATION

By:	/s/ BRUCE GROSS

Title:	Chief Financial Officer

LNR PROPERTY CORPORATION

By:	/s/ SHELLY L. RUBIN

Shelly L. Rubin Vice President